EXHIBIT 99.6


MBNA MASTER CREDIT CARD TRUST 1993-2

KEY PERFORMANCE FACTORS
September, 1996

Scheduled Maturity                                      	1/15/97


Coupon                                                  	5.6500%


Excess Protection Level
   3 Month Average  	9.05%
     September, 1996  	9.74%
     August, 1996  	9.41%
     July, 1996  	7.98%



Cash Yield                                              	23.01%


Investor Charge Offs                                    	5.31%


Base Rate                                               	7.96%


Over 35 Day Delinquency                                 	4.69%


Seller's Interest                                       	23.38%


Total Payment Rate                                      	10.55%


Total Principal Balance                                $	8,569,976,593.09


Investor Participation Amount                          $	333,333,333.36


Seller Participation Amount                            $	2,003,309,926.38